SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           February 4, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                         FOODVISION.COM, INC.
            (Exact Name of Registrant as Specified in its Charter)

                      2152 NW Parkway, Suite K
                       Marietta, Georgia 30067
               (Address of principal executive offices)

                             770/937-0960
                    Registrant's telephone number

                      ECHELON ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address

Delaware                      0-28521                        58-2466626
(State or other             (Commission                   (I.R.S. Employer
jurisdiction of             File Number)                 Identification No.)
incorporation)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

        (a)  Pursuant to an Agreement and Plan of Reorganization
(the "Acquisition Agreement") Foodvision.com,
Inc. ("Foodvision" or the "Company"), a Delaware corporation, has acquired all the outstanding shares of common stock of Echelon Acquisition Corporation ("Echelon"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,000,000 shares of common stock of Foodvision (the "Acquisition").
As a result, Echelon has become a wholly-owned subsidiary of Foodvision.

        The Acquisition was approved by the unanimous consent of the Board of Directors of Foodvision on February 4, 2000. The
Acquisition was effective February 4, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        Foodvision had 13,109,984 shares of common stock issued and outstanding prior to the Acquisition and 14,109,984 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Foodvision elected to become the successor issuer to Echelon for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 4, 2000.

        A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of Foodvision's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                           Number of shares of          Percent of
                           Common Stock Beneficially    Common Stock
Name                       Owned (1)                    Beneficially Owned (2)

Paul R. Smith                    9,491,050 (3)                    46.3%
Chairman, President and
Chief Executive Officer
2152 NW Parkway, Suite K
Marietta, Georgia 30067

Raj Kalra                         9,491,050 (4)                     46.3%
Director, Chief Operating
Officer, Chief Information Officer
2152 NW Parkway, Suite K
Marietta, GA 30067

Dr. Charles Sheehan                 125,000 (5)                      *
Director
2152 NW Parkway, Suite K
Marietta, GA 30067

All executive officers and        19,107,100 (6)                    71%
directors of the company
as a group (3 persons)

* Less than 1%

1. Includes options and warrants which are exercisable within 60 days of the date hereof.
2. Based upon 14,109,984 shares outstanding following the Acquisition.
3. Mr. Smith's ownership includes 91,050 shares of common stock which he acquired pursuant to the Company's acquisition of Investco on July 14, 1998, and 3,000,000 shares of common stock which were issued to him in January 1999 pursuant to an agreement which provides that such shares are forfeitable in the event Mr. Smith voluntarily terminates his employment with the Company or is terminated for cause within two years of the date of the agreement. In addition, Mr. Smith's beneficial ownership includes 6,400,000 shares of common stock which Mr. Smith presently has the right to acquire pursuant to incentive warrants issued to him in fiscal 1999.
4. Mr. Kalra's ownership includes 91,050 shares of common stock which he acquired pursuant to the Company's acquisition of Investco on July 14, 1998, and 3,000,000 shares of common stock which were issued to him in January 1999 pursuant to an agreement which provides that such shares are forfeitable in the event Mr. Kalra voluntarily terminates his employment with the Company or is terminated for cause within two years of the date of the agreement. In addition, Mr. Kalra's beneficial ownership includes 6,400,000 shares of common stock which Mr. Kalra presently has the right to acquire pursuant to incentive warrants issued to him in fiscal 1999.
5. Dr. Sheehan's beneficial ownership includes 125,000 shares of common stock which Mr. Sheehan presently has the right to acquire pursuant to a warrant that has not been exercised.
6. Includes the 12,800,000 shares of common stock underlying warrants currently exercisable owned by Messrs. Smith and Kalra discussed in footnotes 3 and 4 above.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Echelon and Foodvision. In evaluating the Acquisition, Echelon used criteria such as the value of assets of Foodvision, Foodvision's ability to manage and expand its restaurant business, its arrangements and agreements for interlinking of Internet information and Web sites, Foodvision's ability to compete in the market place, Foodvision's current and anticipated business operations, and Foodvision management's experience and business plan. In evaluating Echelon, Foodvision placed a primary emphasis on Echelon's status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, and Echelon's facilitation of Foodvision's becoming a reporting company under the Act.

        (b) The Company intends to continue to operate its existing restaurants, to sell its restaurant division, to concentrate on development of its Internet division and to operate and further develop its e-commerce Web site, www.foodvision.com.

BUSINESS

COMPANY

        The Company was formed on April 4, 1989 under the laws of the State of Delaware as Heavenly Slender Sweets, Inc. for the primary purpose of distributing a low calorie, low fat, salt free, soft ice cream substitute frozen dessert product line in the United States and Canada. No revenues were earned from the very limited operations and the Company accumulated a net loss of $90,148 for fiscal year 1992. On March 2, 1994, the Company changed its name to Heavenly Slender Foods, Inc. On June 14, 1994 the Company changed its name to Pacific Pharmaceuticals, Inc. On June 23, 1994 the Company changed its name to Sunmark Industries I, Inc. On May 12, 1998 the Company changed its name to Mark I Industries, Inc.

        On July 14, 1998, the Company acquired all of the issued and outstanding common stock of Investco Corporation ("Investco"), a Georgia corporation, in a reverse acquisition for 182,100 shares of Common Stock (all share totals are after giving effect to a 1 for 100 reverse stock split in January 1999). In June 1999, the Company changed its name to Foodvision.com, Inc.

        At the time the Company acquired Investco, Investco's operations consisted of

        (i) three Kenny Rogers Roasters ("Roasters") franchised restaurants in the Atlanta metropolitan area which Investco had acquired on December 7, 1997 by a foreclosure of security interests on the assets of the restaurants;

        (ii) a restaurant in Renfrew, Ontario, Canada, known as the Hillbilly Shack Saloon;

        (iii) ownership of all of the issued and outstanding common stock of Grandma Lee's USA Northpoint, Inc. ("GLUN") which operates a franchised Grandma Lee's restaurant at the AT&T Headquarters Building in Alpharetta, Georgia and is the franchisor of a Grandma Lee's restaurant near downtown Atlanta, Georgia; and

        (iv) ownership of the exclusive franchise rights for Grandma Lee's restaurants in the Atlanta metro area and Eastern Ontario and Quebec, Canada.

        Subsequent to the acquisition of Investco, the Company began developing a proprietary restaurant concept known as the Dirty Bird Cafe. The company opened its first Dirty Bird Cafe in Powder Springs, Georgia in June 1999, and its second Dirty Bird Cafe in Marietta, Georgia in September 1999. In addition, the Company is planning to convert the three former Roasters restaurants to the Dirty Bird Cafe format.

        The Company has three wholly-owned subsidiaries--Investco
Corporation, Foodvision, Inc. and Dirty Bird Cafe, Inc. each of which subsidiaries, in turn, has several wholly-owned subsidiaries.

        The Company has organized itself into two divisions -- an Internet division and a food division. The Internet division operates an e-commerce Web site known as www.foodvision.com through Foodvision, Inc. The restaurant/food division operates through Dirty
Bird Cafe, Inc.   Dirty Bird Cafe, Inc. owns GLUN and separate
subsidiaries which own and operate the two existing Dirty Bird Cafes, the Hillbilly Shack Saloon, and the three former Kenny Rogers Roasters restaurants. The Company intends to devote its capital to the continued development of the Dirty Bird Cafe format and the continued development of its Internet division. Investco does not currently have any operations.

CURRENT OPERATIONS

                         RESTAURANT DIVISION

        The Company currently operates two Dirty Bird Cafes, one Grandma Lee's restaurant, one Hillbilly Shack Saloon, and two former Roasters. In addition, the Company has terminated operations at one former Roasters while it is being converted to the Dirty Bird Cafe concept. The Company is the franchisor of one Grandma Lee's restaurant. All of the Company's restaurant operations are located in the Atlanta metro area, except for the Hillbilly Shack Saloon, which is located in Renfrew, Ontario, Canada.

Dirty Bird Cafe

        In late 1998, the Company began developing a proprietary restaurant concept to replace its existing Roasters restaurants and to use as a basis for additional restaurants and ultimately for franchising to third parties. The Company's efforts resulted in the development of the Dirty Bird Cafe, a casual sit-down restaurant and bar. The phrase "Dirty Bird" is an unofficial name for Atlanta's National Football League franchise, the Atlanta Falcons. The name was selected because the phrase carries instant name recognition in the Atlanta metropolitan area. In addition, a preliminary search of trademark registrations indicated that no other person had obtained trademark protection for use of the "Dirty Bird" name in an area which would conflict with the Company's use of the name for a casual dining restaurant.

        The Company opened its first Dirty Bird Cafe in the June 1999 at 1750 Powder Springs Rd., Powder Springs, Georgia, and its second location in September 1999 at 736 Johnson Ferry Road, Marietta, Georgia. Dirty Bird Cafes are designed to be installed in preexisting restaurant space so that the cost to open a Dirty Bird Cafe is less than the cost to open other restaurant formats. During 1999, the Company has opened two Dirty Bird Cafes, and is in the process of converting one of its former Roasters restaurants into a Dirty Bird Cafe. Based on the Company experience to date, the average cost of opening a Dirty Bird Cafe is approximately $100,000 to $300,000 per location.

Grandma Lee's

        The Company owns and operates one Grandma Lee's restaurant as a franchisee in the AT&T Headquarters Building, 400 North Point Parkway, Building 300, Alpharetta, Georgia. In addition, the Company also is the franchisor of a second Grandma Lee's Restaurant located at 1350 Peachtree Street, Midtown Plaza, Atlanta, Georgia.

        The Company owns the area franchise rights for the Grandma Lee's concept in the areas of Metropolitan Atlanta, Eastern Ontario, Canada, and Quebec, Canada. In the case of the franchise rights in Metropolitan Atlanta, the Company owns such rights in perpetuity, and is not obligated to pay any franchise fees for new locations, or any royalty or franchise fees from ongoing operations. The Company is not obligated to open any new restaurants within the designated territory in order to retain such rights.

        The Company is the subfranchisor of a
Grandma Lee's restaurant in Atlanta, Georgia. Under the franchise agreement, the subfranchisee pays the Company a franchise fee of 4% of gross sales, none of which is shared with the franchisor. The subfranchise agreement carries a term of 10 years, which term expires December 31, 2005. While the Grandma Lee's restaurant operated by the Company and the Grandma Lee's restaurant operated by a franchisee of the Company are both profitable, the Company has no current plans to open any additional Grandma Lee's restaurants. In addition, because the Grandma Lee's restaurant operated by the Company is currently profitable, the Company has no plans to convert the existing Grandma Lee's locations to the Dirty Bird Cafe format.

Kenny Rogers Roasters

        At the time Investco acquired the Roasters restaurants in 1997, the restaurants were in financial distress, partly as a result of financial problems of the Roasters franchisor and partly due to management neglect of the prior owner of the restaurants. In 1998, the franchisor for the Roasters filed a voluntary petition under Chapter 11 of the Bankruptcy Code, and in 1999 its assets, including all rights to the Roasters name and concept, were sold to another company. Because of the lack of support from the franchisor and costs that would have been required to continue as a Roasters franchisor, the Company elected not to continue as a Roasters franchisor with the new owner of the franchise rights. Because the Company did not elect to remain a Roasters franchisee, the Company has been required to remove any signage from the former Roasters locations that identify the restaurants as a Kenny Rogers Roasters restaurant.

        The Company currently operates two former Roasters restaurants, one of which is located at 1325 Powers Ferry Road, Marietta, Georgia, and the other of which is located at 1100 Northpoint Circle, Alpharetta, Georgia. The Company has closed its former Roasters location at 2916 N. Druid Hills Road, Atlanta, Georgia, and is in the process of converting that location to the Dirty Bird Cafe concept. The Company expects to convert the two remaining former Roasters restaurants by September 2000, at a total cost of about $300,000.

Hillbilly Shack Saloon

        The Hillbilly Shack was opened in Renfrew, Ontario, Canada in 1997. The restaurant features traditional fare served in a distinctive, sports-oriented atmosphere reminiscent of a sports
arena/stadium.   Full bar service is also provided and alcoholic
beverage sales accounted for approximately 50% of sales in 1998. The restaurant has 20 television sets placed through out the restaurant with a big screen TV in the common bar and restaurant area.

GOVERNMENTAL REGULATION

        Each restaurant is subject to
licensing and regulation by a number of governmental authorities, which include alcoholic beverage control and health, safety and fire agencies in the state, county and municipality in which the restaurant is located. Difficulties or failures in obtaining the required licenses or approvals could delay or prevent the opening of a new restaurant in a particular area. Alcoholic beverage control regulations require restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Some counties prohibit the sale of alcoholic beverages on Sundays. Typically, licenses or permits must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of a restaurant's operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages.

        The Company may be subject to "dram-shop" statutes that generally provide a person injured by an intoxicated patron the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance.

                          INTERNET DIVISION

        In April 1999, the Company entered the Internet business by initiating the development of a dedicated vertical food portal devoted to the food and beverage industry. The food portal became operational on November 1, 1999. The Web site is divided into three sections: Business-to-Consumer, Business-to-Business, and Agri-Business.

BUSINESS MODEL

        The Company aims to create a comprehensive "portal" for food-related Internet information and commerce. The Company believes that it can economically create a Web site containing current and relevant content on all food-related issues through co-branding arrangements. The Web site will attempt to derive revenue from advertisements, sponsorships, and e-commerce generated through the Web site.

BUSINESS TO CONSUMERS

        For consumers, the Web site offers current news on food and beverage issues, featured daily recipes that include important health and nutrition information, wine recommendations, and a recipe calculator to adjust recipe ingredients for fewer or more servings. Consumers are also able to conduct a recipe search from thousands of recipes, specifying a specific ingredient, a specific category (American, Chinese, Italian, etc.) or by health restriction such as vegetarian or low cholesterol.

        The Web site also features two online help sections. For questions concerning food and cooking, the Web site offers "Ask the Chef". This service allows consumers to submit a question and receive an e-mail response within 48 hours from Chef Mark Coulton Pierce. For a question concerning the proper wine to serve with specific food, consumers can submit questions to Sommelier Phillip Silverstone of Restaurant Report.com in the "Ask a Wine Expert" section and receive an email response within 48 hours.

        On August 25, 1999, the Company entered into a three-year non-exclusive license agreement with Culinary Cafe, whereby the Company could display and use Culinary Cafe's proprietary database of financial, pictorial, and textural information pertinent to the food business. The Company will pay Culinary Cafe a monthly fee of $2,000 during the term of the agreement. The Company and Culinary Cafe will equally divide the net advertising revenue generated.

        On September 1, 1999, the Company entered into a three-year license and co-branding agreement with CNN to establish a co-branded Web site accessible via hyperlinks from the Foodvision portal. The Company will be the exclusive recipe and special events provider for CNN Food Central and in return CNN provides the Foodvision portal with food related news. The contract requires the Company to pay a total of $3,600,000 over three years.

        As of November 1999, the Company has paid a total of $
225,000, with the next payment of $225,000 due February 2000. In addition, the Company will receive 500,000 banner impressions per month and rate discounts on CNN interactive advertising.

        On October 29, 1999 the Company entered into an agreement with Dinecore, Inc. to develop and license an Affiliate Restaurant Guide. The Company and Dinecore, Inc. will equally divide net advertising revenue generated by the guide during the agreement's 12 month term.

BUSINESS TO BUSINESS

        For food industry professionals, the Web site currently offers several services designed to keep the professional updated and current on food industry trends and business opportunities. The Web site contains a "Chef's Corner" that allows members to find out what other chefs are doing and to keep up with the latest industry trends and information.

        On October 5, 1999, the Company entered into a license and co-branding agreement with The Restaurant Report, Inc., whereby the parties will establish a co-branded Web site accessible via hyperlink from the Foodvision portal. The Company agreed to pay The Restaurant Report $3,000 per month during the first year, $4,000 per month during the second year, and $5,000 per month during the third year. In addition The Restaurant Report is entitled to receive 30,000 shares of restricted common stock of the Company. The Company will retain 100% of the advertising revenue generated by the co-branded Web site.

        The Company intends to develop a Design-A-Restaurant concept with features that allow members to virtually "build" their own restaurant from the ground up. The program allows members to choose from a variety of restaurant furniture and fixtures to decorate their own virtual restaurant. When completed, members will be able to click on a select item and purchase the exact item from pre-selected vendors. The Company anticipates that it will receive a percentage of the furniture and fixture sales generated from the Design-A-Restaurant feature.

AGRI-BUSINESS

        A section of the Internet portal is dedicated to the agricultural side of the food business. Producers will be able to use the Web site to access important information for their business such as current news, important innovations and upcoming events. They will also be able to purchase a wide range of machinery, seed and products to fulfill their specific agri-business needs.

        The Company entered into a non-exclusive license and co-branding agreement with eHarvest.com, Inc. whereby the parties will establish a co-branded Web site accessible via hyperlink from the Foodvision portal. The contract calls for the Company to provide eHarvest.com, Inc. with 30,000 shares of restricted common stock of the Company. The Company will retain 100% of the advertising revenue generated by the co-branded Web site.

BUSINESS PLAN

        The Company's business strategy incorporates the following key elements:

* Build Company brand awareness and network traffic by using cross-media exposure--television, radio and print media--through relationships with established food professionals, and through television, radio and newspaper advertising;

* Cultivate multiple revenue streams of sponsorship and advertising fees and e-commerce revenues from its Internet Web site;

* Attract a growing base of customers to its Internet Web site and provide a superior shopping experience by offering quality lines of grocery items and food industry products and useful links to informative food-related content on affiliates' Web sites;

* Increase users' return visits to its network through interactive features;

* Expand international presence in order to establish its Internet Web site as a global brand;

* Provide quality customer service and rapid product delivery through fulfillment facilities; and

*       Pursue additional complementary relationships.

        The Company plans to continue to employ a virtual warehouse model based on strategic relationships with high quality product suppliers. Through these relationships, the Company intends to obtain exclusive online access to high quality products. In return, the Company intends to provide suppliers with a branding opportunity and increased sales through an expanded customer base. The Company believes that these relationships will help ensure product supply, minimize out of stock issues, and reduce the likelihood that suppliers will switch to other online providers.

        No assurance can be given that the Company will be able to effect any aspects of its business plan or to maintain the operations that it has currently established. The Company is currently operating at a loss and will need additional capital--either through raising capital or through operations--to meet its business goals. There is no assurance that the Company can reverse its operating losses or that it can raise additional capital that will allow it to expand its planned Internet operations.

MARKETING AND DISTRIBUTION

        The Company's partnership program with other Web sites plays a key role in driving traffic to its Foodvision.com Web site. The
Company has established key partnerships that it divides into four categories as follows:

1. Large Content or Shopping Web Sites. The Company intends to create partnerships with content and commerce companies.

2. Co-Branded E-Commerce. The Company has four co-branded e-commerce agreements to date. The Company estimates that this number will grow in the year 2000 as a result of the Company's marketing programs on the Web and the identification and attainment of new co-branded e-commerce Web sites.

3. Miscellaneous Partners. The Company intends to establish other partnerships that help drive traffic and sales with various on-line businesses.

4. Print Media Partnerships. The Company intends to establish co-promotional relationships with off-line media partners. This will represent an immediate marketing opportunity for Foodvision.com because these publications can provide Foodvision.com with significant additional advertising exposure in exchange for the Company listing them on the Foodvision.com Web site.

EMPLOYEES

        As of November 22, 1999, the Company employed four people full time in the Internet division. As of December 6, 1999, the Company's food division employed approximately 100 persons. Of those employees, approximately 15 held managerial positions, and the remainder were engaged in the operation of the restaurants.

TRADEMARKS AND LICENSES

        The Company has registered the name "Dirty Bird Cafe" with the United States Patent and Trademark Office. The Company believes that its right to the name "Dirty Bird Cafe" is an integral and important factor in establishing the identity of the Dirty Bird
concept.   The Company applied for trademark protection for
"Foodvision.com" which registration is pending. In addition, the Company intends to take steps to ensure that applicable copyright laws protect its Web pages and software, but to date has not filed for copyright protection for any of its Web pages or software.

PROPERTY

        The Company owns one building located at 1100 NorthPoint Drive, Alpharetta, Georgia. There is no mortgage on the building; however, the building is subject to a long-term land lease which expires in the year 2008. This building is the location of a former Roasters that the Company intends to convert to a Dirty Bird Cafe by September 2000. In addition to the above, the Company leases eight pieces of property for restaurant use.

LEGAL PROCEEDINGS

        Royal Food Services, Inc., vs. Restaurant North Atlanta, Inc., Superior Court of DeKalb County Georgia. The plaintiff sued the Restaurant North Atlanta, Inc., a second tier subsidiary of the Company, to recover amounts due for produce supplied on open account from June 10, 1998 to October 9, 1998. The parties resolved this dispute by entering into a settlement agreement dated July 14, 1999.

        In 1999, the Company ceased operations at its Memorial Drive location due to continued operational losses at that location. The landlord for the location holds a judgment against the subsidiary that occupied the premises, but the subsidiary does not have any material assets. Investco is the original lessee under the lease, and therefore is liable for any deficiency thereunder. However, the landlord has not sued Investco. The Company is not able to estimate the amount of any potential liability of Investco.

        The Company has operated certain restaurants using the "Kenny Rogers Roasters" name and related trade dress. The Company did not have an agreement to use the mark and did not pay royalties for its use. The Company may be liable for using the mark. The Company received a final demand letter dated October 14, 1999, threatening legal action if the Company did not immediately de-identify its restaurants and discontinue use of any marks, system or trade dress belonging to NF Roasters Corporation.

DESCRIPTION OF SECURITIES

        The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 14,109,984 shares are currently issued and outstanding. In addition, the Company is authorized to issue 1,000,000 shares of nonvoting Preferred Stock, par value $0.10 per share, of which none are outstanding.

MARKET FOR THE COMPANY'S SECURITIES

     The common stock of Foodvision is traded in the over-the-counter or OTC market and quoted through the OTC Bulletin Board under the symbol "FVSN." The market for the common stock is characterized generally by low volume and broad price and volume volatility. Foodvision cannot give any assurance that a stable trading market will develop for its stock or that an active trading market will be sustained. Moreover, the trading price of Foodvision's common stock could be subject to wide fluctuations due to such factors as quarterly variations in operating results, competition, announcements of new products by Foodvision or its competitors, product enhancements by Foodvision or its competitors, regulatory changes, differences in actual results from those expected by investors and analysts, changes in financial estimates by securities analysts, and other events or factors.

     The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. Foodvision acquired all the outstanding shares of Echelon to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the Eligibility Rule for the OTC Bulletin Board.

     The following table represents the recent trading history of the Company common stock:

                          High              Low                Volume

July 9, 1999             0.687             0.437               53,600
August 27, 1999          0.450             0.375              128,700
October 1, 1999          0.562             0.375              200,600
November 26, 1999        0.687             0.531              596,200
December 31, 1999        0.593             0.468              635,200
February 3, 2000         0.625             0.375              561,100

MANAGEMENT

Name                      Age               Position

Paul R. Smith             52                Chairman, President,
                                            Chief Executive Officer

Raj Kalra                 36                Director, Chief Operating
                                            Officer, Chief Internet
                                            Officer

Dr. Charles Sheehan       50                Director



George J. Smith           52                Financial Controller, Secretary

        All directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.  Officers serve at the pleasure of the board of
directors.   Set forth below is a summary description of the
business experience of each director and officer of the Company.

        PAUL R. SMITH serves as a director of the Company and is its President and Chief Executive Officer. Mr. Smith has a business degree from the Richard Ivey School of Business Administration, a Harvard affiliate. Mr. Smith has extensive corporate business experience in the hotel and resort industry. From 1988 to present, Mr. Smith has been the Owner/President PRS Hospitality, Inc., a management firm which specializes in tourism and hospitality consulting. PRS Hospitality provided the services of Mr. Smith to Grandma Lee's USA, Inc. from November 1993 to September 1995. During this period, Mr. Smith developed and implemented a strategic plan for Grandma Lee's International, a 100-unit bakery/restaurant chain in Canada, to finance and franchise its 20-year-old concept into the US market. PRS Hospitality, Inc., also provided development and marketing services to international clients in Japan, Taiwan, South Korea, Singapore, Thailand, Malaysia, Australia, New Zealand, Great Britain, Germany, France, Canada and the United States. From 1980 to 1987, Mr. Smith served as President and Chief Operating Officer of
York Hannover Amusements, Ltd.   Mr. Smith also acted as Co-Chairman
of York Hannover Hotels, Ltd., a chain of 12 hotel properties consisting of Skyline and Sheraton brands. Mr. Smith is not related to George Smith, the Company's Financial Controller.

        RAJ KALRA, serves as a director of the Company and is its Chief Operating Officer/Chief Internet Officer. Mr. Kalra has a degree in Hotel and Restaurant Management from Hotel Consult, Switzerland. Mr. Kalra has also received certificates in accounting and retail operations with post degree courses in business management, finance and computer science. Mr. Kalra is the company's expert in restaurant design and management. Mr. Kalra has designed, built, and managed a virtual shopping mall Web site called ShoppersCity.com. As President of Westcliff Corporation from 1990 to 1994, Mr. Kalra managed eleven food service operations. From 1987 to 1990, Mr. Kalra was President of Eastern Canada for Grandma Lee's International. During his service with Grandma Lee's International, Mr. Kalra managed the company's corporate restaurants and negotiated property leases. Mr. Kalra received his food and beverage training with Intercontinental Hotels.

        DR. CHARLES H. SHEEHAN, III. serves as a director of the Company. Dr. Sheehan attended Douwid University from 1964-1965 and 1971- 1972 and received his Bachelor of Science degree in Biology. He went on to Douwid Medical School to receive his medical degree in 1976. From 1996 to present, Dr. Sheehan was the CEO of Clinical Healthcare, Inc., a medical management company. In that position, Dr. Sheehan managed two clinics in the Atlanta area. Prior to that, Dr. Sheehan was a partner at Capital Billing, a medical billing company, from 1995 to 1999. He consulted with physicians with management issues and solutions. During 1994 to 1996, Dr. Sheehan was the Director of Development at American Health Choice, a small medical company in Irving, Texas. As director, he assisted with the acquisition of various medical clinics in the Atlanta area.

        GEORGE J. SMITH, serves as Controller and Secretary of the Company. Mr. Smith is a graduate in Business Administration from Columbus College, Columbus, Georgia. Mr. Smith was Controller for Medical Packaging Technologies located in Georgia. From 1992 to 1995, Mr. Smith was the Controller for Earth Group, Inc. a manufacturing company located in Marietta, Georgia. From 1980 to 1992, Mr. Smith was the Branch Controller for Fruehauf Corporation. Mr. Smith is not related to Paul R. Smith, the Company's Chairman and Chief Executive Officer.

        The Company has no audit, compensation or executive committees. There is no key man life insurance on any director, officer, or control person.

RELATED TRANSACTIONS

        On December 7, 1997, Investco foreclosed its liens on four restaurants owned by Atlanta Foodquest, LLC. Investco had acquired the notes and liens in two separate transactions on November 24, 1997 and December 5, 1997. At the time of the foreclosure, Messrs. Smith and Kalra controlled both Investco and Atlanta Foodquest, LLC, the later through their ownership of Atlanta Roasters, Inc.

        On April 16, 1998, Investco International Management, Inc ("IMM") purchased from Mr. Kalra the area franchise rights for Grandma Lee's for the Quebec and Ottawa areas by assuming notes of $34,100 and $22,700, respectively. On June 1, 1998, IMM purchased from Mr. Kalra all the outstanding stock of Hillbilly Shack, Inc. by issuing a note for $22,114 and by assuming $9,032 in liabilities. The note carries an interest rate of 8% per annum and monthly payments of $2,000 began on November 15, 1999 and continue through April 15, 2001. As of December 31, 1998, the Company was indebted to Mr. Kalra for $42,566.

        On April 24, 1998, Messrs. Smith and Kalra, two directors of the Company, personally guaranteed a real estate lease for a restaurant location in Powder Springs, Georgia. The personal guarantee was limited to a term of 12 months and a maximum liability of $15,000.

        On July 14, 1998, the Company acquired all of the common stock of Investco in consideration for the issuance of 182,100 shares of common stock. Messrs. Smith and Kalra each owned 50% of the outstanding common stock of Investco prior to its acquisition by the Company, and therefore each acquired 91,050 shares of Common Stock of the Company in connection with the transaction. At the time the Company acquired Investco, Messrs. Smith and Kalra did not have any affiliation with the Company, and therefore the Company's purchase of Investco was an arms-length transaction. In connection with the acquisition of Investco, the Company's board of directors and all but one director resigned and Messrs. Smith and Kalra were appointed to fill the vacant positions.

        On July 15, 1998, the Company agreed to pay a note owed by Mr. Kalra by issuance of 30,400 shares of common stock valued at $15,200.

        On July 28, 1998, Messrs. Smith and Kalra personally guaranteed a promissory note to Charter Bank & Trust Co. in the original amount of $12,500. This note has since been paid in full.

        On August 31, 1999, the Company granted stock warrants to a managerial employee of the Company to purchase 200,000 shares of common stock of the Company with an exercise price of $0.375 per share, which is equal to the closing bid price for the Company's common stock on that date. The employee is the son of Paul R. Smith, the Company's chairman and chief executive officer.

EXECUTIVE COMPENSATION

        No officers of the Company earned more than $100,000 a year during any of the last three fiscal years.

RISK FACTORS

        FOODVISION IS CURRENTLY OPERATING AT A LOSS.   Foodvision
incurred net losses for the years ended December 31, 1998 and 1997 of ($645,424) and ($114,526) respectively and during the nine months ended September 30, 1999, the Company reported a net loss of ($918,971). The Company's increased net loss was the result the continued deterioration of operations at its former Roasters restaurants, startup costs associated with two new Dirty Bird Cafe restaurants which the Company opened in July 1999 and October 1999, and costs associated with the formation of the Company's Internet division. If losses continue, the Company may need to raise additional capital through the placement of its securities or from debt or equity financing. If the Company is not able to raise such financing or obtain alternative sources of funding, management will be required to curtail operations.

        LIMITED HISTORY OF OPERATIONS. Foodvision has only a limited history of operations in its Internet operations. Its Internet operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a highly competitive field. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

        FOODVISION MAY NEED ADDITIONAL FINANCING. Future events, including the problems, delays, expenses and difficulties frequently encountered by companies may lead to cost increases that could make the Company's source of funds insufficient to fund the Company's proposed operations. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed.

        THE COMPANY HAS ENTERED INTO CERTAIN AGREEMENT WHICH HAVE PAYMENT OBLIGATION. Foodvision has entered into an agreement with CNN to establish a co-branded Web site. Pursuant to this agreement, Foodvision is required to pay a total of $3,600,000 over the next three years with $225,000 due in February, 2000. If Foodvision is not able to make this payment or to negotiate an extension thereof, then its anticipated Internet development will be delayed. The Company has entered into other agreements which also require payments in the near future. Any failure of the Company to make such payments or to obtain extensions thereof, could severally impede the Company's development of its Internet activities.

        FOODVISION IS SUBJECT TO RISKS IN OPERATION OF ITS RESTAURANTS. Each restaurant is subject to licensing and regulation by a number of governmental authorities, which include alcoholic beverage control and health, safety and fire agencies in the state, county and municipality in which the restaurant is located. Difficulties or failures in obtaining the required licenses or approvals could delay or prevent the opening of a new restaurant in a particular area. The Company may be subject to "dram-shop" statutes that generally provide a person injured by an intoxicated patron the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance. In addition, the Company would be subject to liability for any unforeseen consequences involved in selling food to the public, including possible claims of spoiled or bad food, unsafe or sanitary food preparation or service or other possible claims. The Company does not have any such claims pending and takes all reasonable steps to ensure no such actions will occur but there can be no guarantee that such an event may occur.

        LACK OF CONTINUED DEVELOPMENT OF E-COMMERCE MARKET. The use of the Internet and the World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access. These difficulties may undermine Company's expansion and promotional efforts. There is no assurance that the Company will be able to successfully overcome these difficulties and maintain its competitive pricing and services.

        FAILURE TO ATTRACT QUALIFIED PERSONNEL. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. Foodvision's business is dependent upon its ability to attract and retain highly sophisticated research and development personnel, business administrators and corporate management. There is no assurance that it will be able to employ a sufficient number of such personnel in order to accomplish its growth objectives.

        ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Certificate of Incorporation of the Company authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common or preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market for the Company's common stock develop.

        SHARES AVAILABLE FOR FUTURE SALE. The market price of Foodvision common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm Foodvision's ability to raise additional capital by selling equity securities. Foodvision has outstanding options and warrants, including convertible redeemable debentures exercisable at a price below that of the market price. The exercise of these warrants and options or conversion of such debentures at a price less than the market price would dilute the value of outstanding shares and depressive the market price. In addition, the perception that these instruments may be exercised for or converted into common stock that could be sold into the public market could adversely affect the market price of Foodvision's common stock. In addition, shares issued by Foodvision in private transactions over the past two years will become eligible for sale into the public market under SEC Rule 144.

        PENNY STOCK REGULATION. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

        FOODVISION MAY NOT BE ABLE TO PROTECT ITS TRADE OR SERVICE MARKS. Management cannot be certain that it will be able to prevent the misappropriation of Foodvision's trade or service marks.

        COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date.
If not corrected, many computer applications could fail or create erroneous results in or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the properly functioning computer equipment which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5.     OTHER EVENTS

        Successor Issuer Election.

        Pursuant to Rule 12g-3(a) of the General Rules and
Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Echelon for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 4, 2000.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        The sole officer and director of Echelon resigned effective upon completion of the Acquisition.

ITEM 7.     FINANCIAL STATEMENTS

        No financials are filed herewith. The Registrant is required to file financial statements by amendment hereto no later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.     CHANGE IN FISCAL YEAR

        Not applicable.

EXHIBITS

2.1. Agreement and Plan of Reorganization between Foodvision.com, Inc. and Echelon Acquisition Corporation.

*27.1.  Financial Data schedule.
_______
*To be filed by amendment


                                            SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                 FOODVISION.COM, INC.




                                /s/    Paul R. Smith
                                       President


        Date: February 4, 2000